CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Northern Lights Fund Trust with respect to the SouthernSun Mid-Cap Fund, a series of Northern Lights Fund Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 31, 2008